Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Universal Display Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-155212, 333-150818, 333-149731, 333-147281, 333-142825, 333-141369, 333-138732, 333-134022, 333-131515, 333-129745, 333-124306, 333-120737, 333-112077, 333-101733, 333-74854, 333-72846, 333-60856, 333-50990, 333-48810, 333-40760 and 333-27901), registration statements on Form S-8 (Nos. 333-112067 and 333-92649) and registration statement on Form SB-2 (No. 333-81983) of Universal Display Corporation of our reports dated March 12, 2009, with respect to the consolidated balance sheets of Universal Display Corporation as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Universal Display Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 12, 2009